UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): March 30, 2006



                       MEDIACOM COMMUNICATIONS CORPORATION
             (Exact name of Registrant as specified in its charter)


        Delaware                       0-29227                   06-1566067
(State of incorporation)        (Commission File No.)           (IRS Employer
                                                             Identification No.)

                              100 Crystal Run Road
                           Middletown, New York 10941
                    (Address of principal executive offices)


                  Registrant's telephone number: (845) 695-2600


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01. Entry into a Material Definitive Agreement.

     On March 30, 2006, the Compensation Committee of Mediacom Communications Corporation (the "Registrant") increased the annual base salary of Rocco B. Commisso, the Registrant's Chairman and Chief Executive Officer, to $850,000, effective January 1, 2006. In addition, Mr. Commisso was awarded for his services to the Registrant in 2005: (i) a cash bonus in the amount of $425,000;
(ii) options to purchase 145,000 shares of Class A common stock; and (iii) 75,000 restricted stock units. These options and restricted stock units were awarded under the Registrant's 2003 Incentive Plan. The options have an exercise price of $5.83 per share and are subject to vesting in three equal installments, commencing on March 30, 2007, and expire on March 30, 2012. The restricted stock units are subject to vesting in three equal installments commencing on March 30, 2007.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 5, 2006


                                            Mediacom Communications Corporation



                                            By: /s/ Mark E. Stephan
                                                --------------------------------
                                                 Mark E. Stephan
                                                 Executive Vice President,
                                                 Chief Financial Officer and
                                                 Treasurer